Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue

3rd Floor

New York, NY 10017

tel: (212) 588-0022

fax: (212) 826-9307

December 15, 2023

Mingteng International Corporation Inc.

Lvhua Village, Luoshe Town,

Huishan District, Wuxi,

Jiangsu Province, China 214189

+86 0510-83318500

Ladies and Gentlemen:

We are acting as United States counsel to Mingteng International Corporation Inc., a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1, File No. 333-270953 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to 2,000,000 ordinary shares of par value US$0.00001 per share (“Ordinary Shares”) (or up to or 2,300,000 Ordinary Shares if the underwriter’s over-allotment option as described therein is exercised in full) (the “IPO Shares”) and the resale of up to 225,000 Ordinary Shares (the “Resale Shares”) by Betty Chen Limited (the “Selling Shareholder”). The IPO Shares and Resale Shares are to be sold by the Company and Selling Shareholder, respectively, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the Selling Shareholder, and Univest Securities, LLC, acting as the representative of the several underwriters (the “Representative”). The Company is also registering (i) warrants to purchase up to 5% of the IPO Shares, to be issued to the Representative as compensation pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) the Ordinary Shares issuable upon exercise of the Representative’s Warrants.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement,

2.	The form of the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement,

3.	The form of the Representative’s Warrants, filed as Exhibit 4.1 to the Registration Statement,

4.	a copy of the executed written resolution of the directors of the Company in connection with the initial public offering, dated December 7, 2023, and

5.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that the Representative’s Warrants, when issued as contemplated in the Registration Statement and the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Ortoli | Rosenstadt LLP

Mingteng International Corporation Inc.	December 15, 2023

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the service or any court. It is possible that contrary positions may be asserted by the service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP